Exhibit 10.2

MEZZANINE A LOAN FORBEARANCE, MODIFICATION AND EXTENSION AGREEMENT

This Mezzanine A Loan Forbearance, Modification and Extension Agreement (this “Agreement”) is made effective as of May 14, 2021 (the “Effective Date”) by and among, Nonghyup Bank, as Trustee of Meritz Private Real Estate Fund 20 (“Lender”), HIT PORTFOLIO I MEZZ, LP (“Borrower”), HIT PORTFOLIO I TRS HOLDCO, LLC and HIT 2PK TRS MEZZ, LLC (collectively, “Leasehold Pledgor”), Hospitality Investors Trust Operating Partnership, L.P. (“HIT OP”), Hospitality Investors Trust, Inc. (“HIT INC.”) (HIT OP and HIT INC. being referred to in this Amendment collectively as “Guarantor”), BROOKFIELD STRATEGIC REAL ESTATE PARTNERS II-A L.P., a Delaware limited partnership (“II-A”), BROOKFIELD STRATEGIC REAL ESTATE PARTNERS II-A (ER) L.P., a Delaware limited partnership (“II-A (ER)”), BROOKFIELD STRATEGIC REAL ESTATE PARTNERS II-B L.P., a Delaware limited partnership (“II-B”), BROOKFIELD STRATEGIC REAL ESTATE PARTNERS II-C L.P., a Delaware limited partnership (“II-C”), BROOKFIELD STRATEGIC REAL ESTATE PARTNERS II-C (ER) L.P., a Delaware limited partnership (“II-C (ER)”) and BROOKFIELD STRATEGIC REAL ESTATE PARTNERS II BPY BORROWER L.P., a Delaware limited partnership (“BPY”; II-A, II-A (ER), II-B, II-C, II-C (ER) and BPY, individually, collectively, jointly and severally, “Additional Guarantor”), and BROOKFIELD STRATEGIC REAL ESTATE PARTNERS II HOSPITALITY REIT II LLC, a Delaware limited liability company (“Deferred Consent Fee Guarantor”). Borrower, Leasehold Pledgor, Guarantor, Additional Guarantor and Deferred Consent Fee Guarantor are sometimes hereinafter collectively referred to in this Agreement as the “Borrower Parties.” Borrower, Leasehold Pledgor, Guarantor, Additional Guarantor, Deferred Consent Fee Guarantor, and Lender are sometimes hereinafter collectively referred to in this Agreement as the “Parties” and each as a “Party.”

RECITALS

The following recitals are a material part of this Agreement:

A.    Lender is the owner and holder of that certain Mezzanine A Loan (“Loan”) evidenced in part by that certain Mezzanine A Loan Agreement, dated as of May 1, 2019, by and between Morgan Stanley Mortgage Capital Holdings LLC, Citigroup Global Markets Realty Corp., Deutsche Bank AG, New York Branch, Goldman Sachs Mortgage Company and JPMorgan Chase Bank, National Association (collectively, “Original Lender”), as predecessors-in-interest to Lender, and Borrower (as anytime amended, restated, replaced, supplemented, or otherwise modified, the “Loan Agreement”).

B.    The Loan is further evidenced by one or more promissory notes, each dated as of May 1, 2019, executed by Borrower in favor of Original Lender, in the aggregate original principal amount of $100,000,000.00 (as anytime amended, restated, replaced, supplemented, or otherwise modified, the “Note”).

C.    The obligations owed under the Loan are secured by a first priority lien on and security interest in, the Collateral described in Section 2.1 of that certain Mezzanine A Pledge and Security Agreement dated as of May 1, 2019 (the “Pledge Agreement”), as assigned to Lender, including but not limited to, a first priority lien on the Pledged Securities (as defined therein).

D.    In connection with the Loan, Guarantor signed and delivered to Original Lender that certain Mezzanine A Guaranty of Recourse Obligations, dated as of May 1, 2019 (as anytime amended, restated, replaced, supplemented, or otherwise modified, the “Guaranty”).

E.    In connection with the Loan, Guarantor signed and delivered to Original Lender that certain Mezzanine A Environmental Indemnity Agreement dated as of May 1, 2019 (as anytime amended, restated, replaced, supplemented, or otherwise modified, the “Indemnity”).

F.    Lender is a party to that certain Mezzanine A Loan Forbearance Agreement made effective as of April 7, 2020, by and among Borrower, Leasehold Pledgors and Lender, as amended by that certain First Amendment of Mezzanine A Loan Forbearance Agreement dated as of January 7, 2021, executed by Borrower, Leaseholder Pledgor, and Lender (the “Forbearance Agreement”).

G.    The Loan Agreement, Note, the Pledge Agreement, the Guaranty, the Indemnity, the Forbearance Agreement, this Agreement, and all other existing or future documents evidencing, securing, or executed in connection with the Loan, and all documents that modify, amend, extend, restate, replace, or otherwise affect the Loan or any of the foregoing documents, are herein sometimes collectively referred to as the “Loan Documents.” All capitalized terms used in this Agreement that are not otherwise defined herein shall have the meanings ascribed to them in the Loan Documents, as in effect on the Effective Date.

H.    Original Lender’s rights and obligations under the Note and the other Loan Documents have been assigned to Lender and Lender is the owner and holder of the Note, the Loan and all of the Loan Documents.

I.    The Event of Default described in and subject to the Forbearance Agreement continues to exist (the “Existing Default”).

J.    Borrower has requested that Lender agree to amend and modify certain terms of the Loan, and Lender has agreed to amend and modify certain terms of the Loan and Loan Documents, subject to and in accordance with the terms and provisions of this Agreement.

K.    In connection with this Agreement, the Mortgage Borrowers are entering into a Forbearance, Modification and Extension Agreement dated as of the date hereof (the “Mortgage Extension Agreement”), on similar terms as set forth herein.

L.    In connection with this Agreement, the Mezzanine B Borrower is entering into a Mezzanine B Loan Forbearance, Modification and Extension Agreement dated as of the date hereof (the “Mezzanine B Extension Agreement”), on similar terms as set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.    The Transfer Transaction. In connection with the Reorganization Plan (as defined below), one or more affiliates of Additional Guarantor shall acquire (x) all of all of the common stock of HIT INC. and (y) a two percent (2%) limited partnership interest in HIT OP (collectively, the “Transfer Transaction”). Borrower and Leasehold Pledgor represent and warrant to Lender that (i) the Transfer Transaction is a Permitted Transfer, and (ii) upon the occurrence of the Transfer Transaction (A) the organizational chart of Borrower attached hereto as Schedule II-I (“Post-Closing Organizational Chart”) is currently expected to be true, complete, and accurate and illustrative of all Persons who have direct or indirect ownership interest in Borrower, and (B) upon receipt of the Additional Insolvency Opinion, the Transfer Transaction will satisfy the conditions set forth in Section 7.2(e) of the Loan Agreement.

2.    Management Agreement and Franchise Agreements.

(a)    Lender hereby acknowledges the modifications contemplated by the Mortgage Borrower and Operating Lessee to the Management Agreements with Crestline Hotels & Resorts, LLC (“Crestline”) as set forth on Exhibit A hereto and that such modifications do not require any consent of Lender under the Loan Documents (collectively, the “Management Agreement Amendments”).  Borrower shall deliver to Lender copies of the executed Management Agreement Amendments within two (2) Business Days of the execution of the Management Agreement Amendments.

(b)    Lender hereby consents to the modifications contemplated by Mortgage Borrower and Operating Lessee to the Franchise Agreements as set forth on Exhibit A hereto (collectively the “Franchise Agreement Amendments”), together with the deferred consent fees in the amount of $4,603,333 (the “Deferred Consent Fee”) contemplated by the Franchise Agreement Amendments.  Borrower shall deliver to Lender copies of the executed Franchise Agreement Amendments within two (2) Business Days of the execution of the Franchise Agreement Amendments (the earliest date of any such Franchise Agreement Amendment, the “Amendment Date”). The consent described in this Section 2(b) is strictly limited to the Franchise Agreement Amendments described in this Agreement, and, solely to the extent of the Franchise Agreement Amendments described in this Agreement, shall constitute a one-time waiver of any provision of the Loan Documents that prohibits the Franchise Agreement Amendments or any portion thereof. This Agreement shall not constitute a waiver or modification of any requirement of obtaining Lender’s consent to any future transaction requiring such consent, nor shall it constitute a modification of the terms, provisions, or requirements in the Loan Documents in any respect except as expressly provided herein. Any additional or materially different modifications or changes to the Franchise Agreements shall be subject to Lender’s reasonable approval if and to the extent such approval is required under the Loan Agreement.

(c)    Mortgage Borrower and Operating Lessee intend to enter into replacement Franchise Agreements in the form set forth on Exhibit B attached hereto (the “Replacement Franchise Agreement”). Lender hereby consents to the Replacement Franchise Agreements. Borrower shall deliver to Lender copies of each executed Replacement Franchise Agreement within two (2) Business Days of the execution thereof, together with a comfort letter reasonably satisfactory to Lender executed by the Franchisor under the Replacement Franchise Agreement. The consent described in this Section 2(c) is strictly limited to the Replacement Franchise Agreement described in this Agreement, and, solely to the extent of the Replacement Franchise Agreement described in this Agreement, shall constitute a one-time waiver of any provision of the Loan Documents that prohibits the Replacement Franchise Agreement or any portion thereof. This Agreement shall not constitute a waiver or modification of any requirement of obtaining Lender’s consent to any future transaction requiring such consent, nor shall it constitute a modification of the terms, provisions, or requirements in the Loan Documents in any respect except as expressly provided herein.

(d)    The Borrower Parties acknowledge and agree that Borrower, Guarantor and Deferred Consent Fee Guarantor (but not, for the avoidance of doubt, any Additional Guarantor) shall indemnify Lender and hold Lender harmless from and against any and all losses, damages, out-of-pocket costs or expenses, liability, claim or other obligation incurred by Lender (including reasonable outside attorneys’ fees and costs reasonably incurred) arising out of or in connection with any failure by the Borrower Parties to pay the Deferred Consent Fee in accordance with the Franchise Agreement Amendments.

3.    Extension of Maturity Date. As of the Effective Date, subject to Borrower’s satisfaction of the Conditions (as defined below), the Maturity Date is amended to be November 7, 2022 (the “Extended Maturity Date”), and all references in the Loan Documents to the Stated Maturity Date shall be and mean a reference to November 7, 2022 unless earlier accelerated pursuant to the terms of the Note or any other Loan Documents. References in any Loan Document to the “Note”, the “Loan Agreement” or to any other Loan Document other than this Agreement means such Loan Document as amended by this Agreement. Upon satisfaction of the Conditions, Borrower shall be deemed to have exercised the First Extension Option in accordance with Section 2.7.1 of the Loan Agreement for all purposes under the Loan Documents, provided, however, that the Conditions will govern the terms of Borrower’s exercise of the First Extension Option in lieu of the terms set forth in Section 2.7.1 of the Loan Agreement. Borrower acknowledges and agrees that notwithstanding anything contained in this Agreement, Borrower’s exercise of the Second Extension Option and the Third Extension Option will be governed and subject to the terms and conditions of Section 2.7.1 of the Loan Agreement. Upon expiration of the term of the Loan, either upon the Extended Maturity Date, the Second Extended Maturity Date, or the Third Extended Maturity Date, as applicable, or upon termination of this Agreement arising from an Event of Default under the Loan Documents or this Agreement, other than the Existing Default or the BK Default, as that term is defined further herein, the Outstanding Principal Balance shall become immediately due and payable to Lender, and Borrower shall be liable to Lender therefore, unless the terms of the Loan Documents and this Agreement are further extended pursuant to written agreement of the Parties. Lender hereby consents to the terms and provisions of the Mortgage Extension Agreement (including the deferral and waiver of certain deposits as described therein) and the Mezzanine B Extension Agreement.

4.    Conditions Precedent to Extension of Maturity Date. The following are the “Conditions”:

(a)    Except for the Existing Default, no Event of Default shall have occurred and be continuing as of the Effective Date;

(b)    On or before the Effective Date, Lender shall have received evidence satisfactory to Lender that the Mortgage Lender has entered into the Mortgage Extension Agreement, and in accordance with such agreement, the Mortgage Loan has been extended through a date not earlier than the Extended Maturity Date, and subject to Franchisor’s approval, the Mortgage Extension Agreement provides for certain modifications to the PIP Reserve and FF&E Reserve;

(c)    On or before the Effective Date, Lender shall have received evidence satisfactory to Lender that the Mezzanine B Lender has entered into the Mezzanine B Extension Agreement, and in accordance with such agreement, the Mezzanine B Loan has been extended through a date not earlier than the Extended Maturity Date;

(d)    On or before the Additional Guarantor Effective Date (as defined below), Additional Guarantor shall have delivered to Lender an Officer’s Certificate certifying that Additional Guarantor’s aggregate Net Worth is not less than the Net Worth Threshold;

(e)    Upon the Effective Date, Borrower shall have paid all of Lender’s out of pocket costs and expenses, including without limitation, attorneys’ fees and disbursements, incurred in connection with this Agreement;

(f)    Upon the earlier to occur of either (i) June 14, 2021, or (ii) two (2) Business Days after HIT INC. or HIT OP receive interim financing under the debtor-in-possession financing facility (the “DIP Financing”) being provided by affiliates of Additional Guarantor to HIT INC. or HIT OP as part of the Chapter 11 plan of reorganization being filed by HIT INC. and HIT OP (the date interim funding is received by HIT INC. and HIT OP, the “Interim DIP Proceeds Receipt Date”), Borrower shall have deposited with Lender an amount equal to $250,000.00, less the amount previously paid by Borrower under Section 4(e) above (the “BK Default Deposit”) to pay for Lender’s anticipated out of pocket costs and expenses, including without limitation, all attorneys’ fees and disbursements, to be incurred in connection with the BK Default (as defined below); and

(g)    Receipt by Lender of any other documentation as Lender shall reasonably require in connection with this Agreement.

If any of the Conditions are not timely satisfied within the time periods provided in this Section 4, the extension of Maturity Date provided in this Agreement will not be effective. Borrower Parties hereby agree and affirm that the BK Default Deposit shall not be subject to clawback, or otherwise recoverable, pursuant to, among other things, 11 U.S.C. §§ 547, 548, 549 or 550, and HIT INC. and HIT OP shall seek approval of the DIP Financing budget authorizing payment of the BK Default Deposit.

5.    Interest Rate Protection Agreement. Borrower shall on or before November 8, 2021 (i) obtain and deliver to Lender, one or more Replacement Interest Rate Cap Agreements (provided that, following an Applicable Interest Rate Conversion, Borrower shall instead deliver a Substitute Interest Rate Protection Agreement subject to and in accordance with Section 2.2.4(e) of the Loan Agreement and provided further that, if a Replacement Interest Rate Cap Agreement is not then commercially available due to the unavailability or uncertainty in the continuing availability of LIBOR as a reference rate, Borrower and Lender shall work together to find a mutually agreeable alternative to a Substitute Interest Rate Protection Agreement that would afford Lender substantially equivalent protection from increases in the Applicable Interest Rate, as reasonably determined by Lender) from an Approved Counterparty, in a notional amount equal to the Outstanding Principal Balance as of November 8, 2021, which Replacement Interest Rate Cap Agreement(s) shall (A) be effective for the period commencing on November 8, 2021 and ending on the last day of the Interest Period in which the Extended Maturity Date occurs, (B) have a LIBOR strike price equal to 4.0%, and (C) otherwise on same terms set forth in Section 2.6 of the Loan Agreement, (ii) execute and deliver an acknowledgement with respect to each such Replacement Interest Rate Cap Agreement (or Substitute Interest Rate Protection Agreement, as applicable) executed by the Counterparty in substantially the same form as the acknowledgement delivered in connection with the Interest Rate Cap Agreement delivered on the Closing Date, and (iii) execute and deliver a collateral assignment of the Replacement Interest Rate Cap Agreement (or Substitute Interest Rate Protection Agreement, as applicable), in the form of the Assignment of Interest Rate Cap Agreement.

6.    Additional Guarantor; Financial Reporting.

(a)    Effective immediately upon the earlier of (x) the occurrence of the Transfer Transaction or (y) the effective date of the Reorganization Plan, in each case, as may be modified pursuant to the terms and conditions of this Agreement (the “Additional Guarantor Effective Date”), Additional Guarantor jointly and severally, and jointly and severally with Guarantor, hereby assumes and agrees to perform all of the obligations of Guarantor under the Guaranty and Indemnity, copies of which Additional Guarantor hereby acknowledges having received, and to be bound by, comply with and perform each and every covenant, condition, agreement, representation, warranty, waiver, consent, acknowledgment and obligation of Guarantor under the Guaranty and Indemnity with the same force and effect as if Additional Guarantor itself had executed and delivered the Guaranty and Indemnity. Guarantor consents to the foregoing and agrees to be jointly and severally liable with Additional Guarantor under the Guaranty and Indemnity from and after the Additional Guarantor Effective Date. Effective on the Additional Guarantor Effective Date, Guarantor and Additional Guarantor shall each be deemed to be the “Guarantor” under the Guaranty, an “Indemnitor” under the Indemnity, and the “Guarantor” under each of the other Loan Documents. Without limiting the generality of the foregoing, Additional Guarantor’s assumption will include the assumption of all obligations, liabilities, and waivers of Guarantor set forth in the Guaranty and Indemnity. Effective on the Additional Guarantor Effective Date, the foregoing assumption by the Additional Guarantor shall be absolute and unconditional. Notwithstanding the foregoing, Additional Guarantor shall have no liability as to acts, events or omissions occurring or obligations arising prior to the Additional Guarantor Effective Date, whether or not the effects of or damages from such acts, events or omissions are apparent or ascertainable as of the Effective Date. The Additional Guarantor shall have no liability hereunder if Additional Guarantor Effective Date does not occur.

(b)    Additional Guarantor hereby ratifies and reaffirms that as of the Additional Guarantor Effective Date, all of the terms, representations, warranties, covenants and provisions of the Guaranty and Indemnity remain in full force and effect, and are true and correct with respect to Additional Guarantor as “Guarantor” and/or “Indemnitor” thereunder, without modification, except as necessary to implement the terms and provisions hereof.

(c)    Notwithstanding the terms of Section 5.4 of the Guaranty, Additional Guarantor shall not be subject to the financial reporting requirements set forth in Section 5.4 of the Guaranty. Additional Guarantor shall deliver to Lender on the Additional Guarantor Effective Date and within 90 days after the end of each fiscal quarter of Additional Guarantor thereafter, an Officer’s Certificate certifying that Additional Guarantor’s Net Worth is not less than the Net Worth Threshold.

(d)    Until such time as the Deferred Consent Fee has been reduced to zero, Deferred Consent Fee Guarantor shall deliver to Lender on the Amendment Date and within 90 days after the end of each fiscal quarter of Deferred Consent Fee Guarantor thereafter, an Officer’s Certificate certifying that Deferred Consent Fee Guarantor’s Net Worth is not less than $5,000,000. (the “Net Worth Certificate”). From and after the date that the Deferred Consent Fee has been reduced to zero as evidenced by a confirmation in writing from all applicable Franchisors or such other evidence as may be reasonably acceptable to Lender, Deferred Consent Fee Guarantor shall have no further obligation to deliver the Net Worth Certificate to Lender.

7.    Amendments.

(a)    As of the Effective Date, Schedule III of the Loan Agreement is hereby deleted in its entirety and replaced with Schedule II of this Agreement (the “Organizational Chart of Borrower”).

(b)    As of the first day of the fiscal quarter in which the Effective Date occurs, Section 1.1 of the Loan Agreement is hereby amended to delete the definition of “Debt Yield Trigger Level” and replace it with the following:

“Debt Yield Trigger Level” shall mean a Debt Yield of (i) at any time prior to the June 30, 2023, eight percent (8.0%) and (ii) from and after the July 1, 2023, eight and one-half percent (8.50%). For the avoidance of doubt, the Debt Yield Trigger Level for the second fiscal quarter of 2023, as set forth in the quarterly financial statements for such fiscal quarter that are required to be delivered in August 2023, will be eight percent (8.0%).

(c)    As of the Additional Guarantor Effective Date, Section 1.1 of the Loan Agreement is hereby amended to delete the definition of “Guarantors” and replace it with the following:

“Guarantors” shall mean Brookfield Strategic Real Estate Partners II-A L.P., Brookfield Strategic Real Estate Partners II-A (ER) L.P., Brookfield Strategic Real Estate Partners II-B L.P., Brookfield Strategic Real Estate Partners II-C L.P., Brookfield Strategic Real Estate Partners II-C (ER) L.P., and Brookfield Strategic Real Estate Partners II BPY Borrower L.P., Hospitality Investors Trust Operating Partnership, L.P. (“OP Guarantor”) and Hospitality Investors Trust, Inc. (“REIT Guarantor”), jointly and severally (except as expressly set forth herein), and/or any other Person that now or hereafter guarantees any of Borrower’s obligations under any Loan Document.

(d)    From and after the first day of the fiscal quarter in which the Effective Date occurs until September 30, 2022, “Underwritten Net Cash Flow” shall have the respective meaning set forth in the Mortgage Extension Agreement.

8.    Trigger Period Cure. Borrower acknowledges and agrees that as of the Effective Date a Low Cash Flow Trigger has occurred and a Low Cash Flow Trigger Period exists. Upon the Effective Date the Low Cash Flow Trigger Period resulting from the existing Low Cash Flow Trigger shall be deemed suspended (the “Trigger Period Suspension”) and such suspension shall continue until the earlier to occur of (i) the occurrence of an Event of Default (as defined under the Loan Documents, the Mortgage Loan Documents, and the Mezzanine B Loan Documents), other than the Existing Default and the BK Default, at which time the Trigger Period Suspension shall terminate and the Low Cash Flow Trigger Period resulting from the existing Low Cash Flow Trigger shall resume, or (ii) the date that the Deferred PIP Deposits have been deposited with Mortgage Lender and notice thereof has been provided to Lender, at which time the Low Cash Flow Trigger Period resulting from the Low Cash Flow Trigger shall resume unless the Low Cash Flow Trigger has been cured.

9.    Deferral of the Scheduled PIP Reserve Account Deposits; Repayment of Deferred Deposits into the Scheduled PIP Reserve Account. As of the Effective Date and subject to approval by the Franchisor, Mortgage Borrower’s obligation to make deposits to the Scheduled PIP Reserve Account (as defined in the Mortgage Loan Agreement) on the Monthly Payment Dates occurring in April 2021 through March 2022 is deferred as set forth in the Mortgage Loan Modification Agreement. Notwithstanding the Trigger Period Suspension pursuant to the terms and conditions of the Mortgage Loan Modification Agreement, until the Minimum Deferred PIP Deposit Amount (as defined in the Mortgage Loan Modification Agreement) has been deposited into the Scheduled PIP Reserve Account, Borrower shall cause the Mortgage Borrower to deposit into the Scheduled PIP Reserve Account all amounts that would constitute the equivalent of Available Cash (as defined in the Mortgage Loan Agreement) if the Trigger Period Suspension was not in effect (such amounts “Excess Cash”). Any breach of Section 10 of the Mortgage Loan Modification Agreement resulting from the acts or omissions of any of Borrower, Mezzanine B Borrower, Mortgage Borrower, Mezzanine B Leasehold Pledgor, Leasehold Pledgor, Operating Lessee, Guarantor or any Affiliate of Borrower, Mezzanine B Borrower, Mortgage Borrower, Leasehold Pledgor, Mezzanine B Leasehold Pledgor, Operating Lessee or Guarantor shall constitute an Event of Default and a misapplication, misappropriation or conversion by Borrower of Excess Cash shall be included in the definition of “Borrower’s Recourse Liability” triggering liability under Section 10.1 of the Mezzanine A Loan Agreement.

10.    Bankruptcy Default Forbearance.

(a)    Borrower has informed Lender that Guarantor may become the subject of a bankruptcy, reorganization, debtor’s relief or other insolvency proceeding (the “Bankruptcy Proceeding”) and, accordingly, an Event of Default may imminently occur (the “BK Default”) under the Loan, and Lender does or shall have the right to commence enforcement of any and all remedies available to it under the Loan Documents, applicable law or in equity, without any defense, offset or excuse on the part of Borrower Parties.

(b)    Subject to (i) the terms of this Agreement, (ii) Borrower depositing the BK Default Deposit with Lender in accordance with Section 4(f) above, and (iii) Borrower continuing to pursue confirmation and consummation of the Reorganization Plan, Lender agrees to forbear, as a result of the BK Default only, from pursuing a foreclosure sale of the Property under the terms of the Security Instrument, from enforcing Lender’s other rights and remedies under the terms and provisions of the Loan Documents, and from enforcing Lender’s right to prohibit actions Borrower may, but for the BK Default, otherwise take under the terms and provisions of the Loan Documents (“Lender’s Enforcement Rights”) for a period of time beginning on and including the Effective Date and ending on the earlier to occur of either (A) October 15, 2021, (B) the occurrence of an Event of Default other than the BK Default and the Existing Default, (C) the date upon which the Bankruptcy Proceeding is converted to a case under chapter 7 of title 11 of the United States Code, (D) the date on which Guarantor files any motion in the Bankruptcy Proceeding to convert the same from chapter 11 to chapter 7, or (E) the date occurring 120 days following the date on which a petition in bankruptcy is filed by HIT INC. or HIT OP (the “BK Filing Date”) (the “Forbearance Expiration Date”; such time period between the Effective Date and the Forbearance Expiration Date being herein referred to as the “Forbearance Period”), provided, however, (i) that this forbearance shall not constitute a release or waiver of any defaults under any of the Loan Documents, including the BK Default, or any rights, remedies, or actions which may be available to Lender under any of the Loan Documents, or under applicable law, or in equity, and (ii) this forbearance under this Section 10 does not apply to any default that may now or hereafter exist under the Loan Documents other than the BK Default.

(c)    Lender shall be deemed to have released and waived the Event of Default arising from the BK Default so long as, on or before the Forbearance Expiration Date (i) a plan of reorganization or liquidation under chapter 11 of the Bankruptcy Code has been confirmed with respect to the Bankruptcy Proceeding (the “Reorganization Plan”), (ii) the Reorganization Plan does not modify the Loan Documents or affect the validity or enforceability of any of the Loan Documents or any of the rights and remedies of Lender thereunder, (iii) the Reorganization Plan does not release, diminish or impair the Lien of the Security Instrument or any of Lender’s interests in the Property, (iv) no obligations under the Guaranty will be discharged or modified as a result of the Reorganization Plan, (v) Guarantor satisfies the Net Worth Threshold and delivers to Lender an Officer’s Certificate certifying that Guarantor’s Net Worth is not less than the Net Worth Threshold, (vi) Borrower and Guarantor are in full compliance with the terms of the Loan Documents, including its monthly payment obligations to Lender, and no Event of Default other than the BK Default and the Existing Default exists as of the Forbearance Expiration Date, (vii) in the event that the Post-Closing Organizational Chart is not accurate, Borrower shall deliver to Lender an organizational chart of Borrower illustrative of all Persons who have a direct or indirect ownership interest in Borrower, together with an Officer’s Certificate certifying that such organizational chart is true, complete and accurate (for the avoidance of any doubt, delivery of the organizational chart of Borrower pursuant to this Section 10(c)(vii) shall not grant Borrower any right to effectuate a Transfer other than a Permitted Transfer), and (viii) the Additional Guarantor has confirmed in writing that the Additional Guarantor Effective Date has occurred (Items (i) through (viii), collectively a “BK Default Cure”).

(d)    Borrower acknowledges and agrees that it shall (i) within ten (10) days after written demand, pay or reimburse Lender for all reasonable out-of-pocket costs and expenses of Lender and its loan servicers, attorneys, advisors and consultants in connection with the BK Default, including reasonable legal fees, if and to the extent such costs exceed the BK Default Deposit, and (ii) shall indemnify, defend and hold harmless Lender from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Lender in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not Lender shall be designated a party thereto), that may be imposed on, incurred by, or asserted against Lender in any manner relating to or arising out of the BK Default (such amounts, the “BK Indemnity Obligations”).

(e)    In the event of a BK Default Cure, any portion of the BK Default Deposit remaining shall be applied to pay or reimburse Lender for its outstanding BK Indemnity Obligations, with any remaining amounts refunded to the Borrower.

(f)    Borrower Parties hereby affirmatively agree that, during the Forbearance Period, they will not contest, object to, or otherwise challenge any proof of claim filed by Lender in the Bankruptcy Proceeding to the extent that such proof of claim (a) asserts a claim for the Ratifying Parties Obligations (as defined herein) and (b) is not subject to any challenges, defenses, or offsets other than any such challenge, defense, or offset arising with respect to the Released Claims.

(g)    Borrower Parties hereby reaffirm that the first priority lien on and security interest in, the Collateral described in Section 2.1 of that certain Pledge Agreement, as assigned to Lender, including but not limited to, a first priority lien on the Pledged Securities, has been properly perfected pursuant to the provisions of the Uniform Commercial Code and/or applicable state and federal law, and that such first priority lien on and security interest in the Collateral is not subject to collateral attack in the Bankruptcy Proceeding. Borrower Parties hereby affirmatively agree not to contest, object to, or otherwise challenge: (i) the adequacy of perfection of Lender’s first priority lien on and security interest in, the Collateral; or (ii) the priority of Lender’s lien on, and security interest in, the Collateral. Borrower Parties hereby collectively and individually waive and release any such objection.

11.   Waiver of Equity Distributions; Additional Financial Reporting Obligations. The Parties hereby agree as follows:

(a)    In addition to (and not in lieu of) Borrower’s financial reporting obligations set forth in Section 4.9 of the Loan Agreement, Borrower shall deliver to Lender, commencing on the 20th day of the first month after the Effective Date, and continuing on the 20th day of each calendar month thereafter (or on the first following Business Day, if the 20th day of a given month is not a Business Day) during the term of the Loan: (i) monthly and year-to-date operating statements, prepared for the prior month, noting Net Operating Income, Gross Revenues, and Operating Expenses; and (ii) upon Lender’s request, other information necessary to fairly represent the financial condition and results of the Property during such prior month, including STR and PACE reports (if applicable). In addition, Borrower shall further deliver to Lender, not later than 60 days following the end of each month (or, in the case of December, 90 days following the end of such month), a consolidated profit and loss statement for the month and year then ended, together with a summary report detailing monthly occupancy, including the average daily rate during the subject month (the “P&L Statement”).

(b)    In addition to any existing limitations set forth in the Loan Documents, and without in any way diminishing such limitations, on the making of any dividend, payment, or distribution of any kind or nature to any member, partner, or owner of any beneficial interest in a Borrower Party, Borrower shall not make any dividend, payment, or distribution of any kind or nature to any member, partner, or owner of any beneficial interest in Borrower prior to the payment in full of the Deferred PIP Deposits under the Mortgage Loan, provided, however, the provisions of this Section 11(b) shall not prohibit the monthly payment of debt service owed to Lender, the Mortgage Lender, and the Mezzanine B Lender. Notwithstanding the foregoing or any provision of the Loan Agreement or any other Loan Document, in no event will Borrower or any Borrower Party distribute, or use for any purpose other than the operation of the Property in accordance with the Loan Documents, the proceeds of any business interruption insurance.

12.    Conversion of Interest Rate Benchmark. Notwithstanding anything to the contrary set forth in the Loan Agreement and other Loan Documents, including, without limitation, Section 2.2.4(a) of the Loan Agreement, upon the occurrence of a Benchmark Transition Event, Lender shall determine the Benchmark Replacement Date in accordance with the definition thereof. Upon the occurrence of a Benchmark Transition Event and the corresponding Benchmark Replacement Date, Lender shall promptly give written notice of the occurrence of a Benchmark Transition Event and the date of the corresponding Benchmark Replacement Date to Borrower. The Loan shall be converted, from and after the Benchmark Replacement Date from a LIBOR Loan to an Alternate Rate Loan; provided, that prior to any such conversion, Lender shall have received either (i) at Borrower’s expense, an opinion of nationally recognized REMIC counsel as to the compliance of such conversion with applicable REMIC Requirements as determined under the IRS, the regulations, revenue rulings, revenue procedures and other administrative, legislative and judicial guidance relating to the tax treatment of REMIC Trusts or (ii) formal guidance issued by the IRS that such conversion to the Alternate Rate Index will comply with REMIC Requirements. The provisions of this Section 12 shall supersede in their entirety any conflicting provisions of the Loan Agreement or the other Loan Documents. As used in this Section 12 and in any definition set forth on Schedule I, all capitalized terms shall have the meanings set forth on Schedule I, unless not defined on Schedule I, in which case such terms shall have the meanings ascribed to such terms in the Loan Documents (as in effect prior to the date hereof). In the case of any conflict or inconsistency between the definitions set forth on Schedule I and any definitions that are set forth in the Loan Documents (as in effect prior to the date hereof) for the same or any similar terms, the definitions set forth on Schedule I shall control and be binding.

13.    Outstanding Principal Balance. As of the Effective Date, each of the Borrower Parties acknowledge and agree that the unpaid principal balance of the Loan is $81,352,018.83, as modified pursuant to Section 29 herein. The Borrower Parties acknowledge that the Outstanding Principal Balance, as set forth in this Section 13 and as modified in Section 29 is due and owing to Lender without defense, setoff, right of recoupment, claim or counterclaim.

14.    Recitals; Status and Effect of Loan Documents. As of the Effective Date, Borrower acknowledges, confirms and agrees that the matters stated in the Recitals set forth above are true and accurate in all respects, are a material part of this Agreement, are hereby incorporated by reference, and may be relied upon for all purposes by the Parties and that:

(a)    The Loan Documents (including this Agreement) have been duly authorized, executed, and delivered to Lender, remain in full force and effect as originally written or as modified herein or as previously modified by mutual written agreement of the Parties, and are valid, binding and enforceable against Borrower, in accordance with their respective terms. Borrower hereby ratifies and reaffirms the terms and provisions of the Loan Documents;

(b)    All liens and security interests created in favor of Lender under the Loan Documents have been validly created and duly perfected upon all property and collateral of Borrower in first priority as represented by the Borrower or other persons or entities in the Loan Documents; and

(c)    All indebtedness created under the Loan Documents is validly and unconditionally owing in full to Lender, in accordance with the terms thereof, as modified hereby, without any defense or offset whatsoever, and Borrower has no defenses, claims, counterclaims, or other rights that could be asserted to impair, delay, or adversely affect Lender’s receipt of full payment and performance of all obligations owed to Lender by Borrower with respect to the Loan, or the same are hereby waived.

(d)    Borrower Parties hereby affirm and acknowledge that the Existing Default constitutes an Event of Default under the Loan Documents and hereby waive any defense (except for a defense that the Existing Default has been cured in accordance with the terms of the Forbearance Agreement), right to setoff, claims, or counterclaims against Lender with respect to the Loan Documents or the Existing Default.

15.    Warranties and Representations. As of the Effective Date, each of the Borrower Parties unconditionally ratifies, remakes and confirms all warranties and representations previously made by it in the respective Loan Documents to which it is a party, and further warrants and represents to Lender that:

(a)    Each of the Borrower Parties is duly organized, validly existing, and in good standing under the laws of its state of organization and is duly qualified as a foreign entity and is currently in good standing in each state in which such qualification is required for the conduct of each of the Borrower Parties’ business as it is currently being conducted (including, as applicable, the state where any Property is located), except for any non-compliance that is not material.

(b)    Each of the Borrower Parties has the full authority and due capacity to execute, deliver, and perform this Agreement and all documents, instruments and agreements executed in connection herewith to which it is a party. Such execution, delivery, and performance has been duly authorized as required under the organizational documents of each of the Borrower Parties or under applicable law, and the individuals and entities executing this Agreement on behalf of each of the Borrower Parties have been duly authorized and empowered to bind each of the Borrower Parties by such execution.

(c)    This Agreement has been duly executed and delivered to Lender by each of the Borrower Parties and is valid, binding, and enforceable against each of them in accordance with its terms.

(d)    Neither the execution and delivery of this Agreement nor the performance of its terms and compliance with its conditions will conflict with or result in a breach of any of the terms, conditions or provisions of or constitute a violation or default under any organizational document of any of the Borrower Parties or any contract, agreement, applicable law, regulation, judgment, writ, order or decree to which any of the Borrower Parties or any property of any of the Borrower Parties is subject.

(e)    No action, litigation, dispute, suit, or proceeding against or that relate in any adverse manner to any of the Borrower Parties or the Property are now pending before any court, arbitrator or governmental or administrative body or agency and, to the knowledge of each Borrower Party, none is threatened in writing.

(f)    All documents and information furnished by each of the Borrower Parties to Lender with respect to the Loan or this Agreement are complete and accurate in all material respects, and none contains any misrepresentation or misstatement of a material fact or omits to state a material fact.

(g)    Each of the Borrower Parties is in compliance in all material respects with all federal, state and local laws, rules, and regulations applicable to their respective properties, operations, businesses, and finances.

(h)    Except for the Existing Default, no Event of Default exists under the Loan Documents.

16.    Ratification of Obligations. As of the Effective Date:

(a)    Each of the Borrower Parties hereby (i) ratifies each of its obligations under the Loan Documents (the “Ratifying Parties Obligations”) and confirms that such Ratifying Parties Obligations and all waivers, covenants and agreements by each of the Borrower Parties in the Loan Documents remain in full force and effect for the benefit of Lender, (ii) reaffirms its continuing liability for payment and/or performance of all of the Ratifying Parties Obligations, without any defense or offset whatsoever, to the same extent as if each of the Borrower Parties had executed and delivered the Loan Documents again on the Effective Date, and (iii) confirms that such Ratifying Parties Obligations have not been modified, amended, limited, impaired or affected in any manner by any existing or previous event, fact or circumstance.

(b)    Each of Guarantor and Additional Guarantor hereby consents to the execution of this Agreement by Borrower and consents to the transactions contemplated by this Agreement.

(c)    The Loan Documents are also hereby modified in all respects necessary to give effect to this Section and the other provisions of this Agreement, and only in such respects, and the provisions of this Agreement shall control over any contrary or inconsistent provisions of any of the other Loan Documents. In all other respects, all Loan Documents shall remain in full force and effect as originally written or previously modified by mutual written agreement of the Parties. All of Lender’s liens, security interests, priorities, rights, and remedies under the Loan Documents shall continue in full force and effect as security for the Loan following the modification thereof by this Agreement. All references in any Loan Document to any other Loan Document shall hereafter be construed to refer to such other Loan Document as modified by this Agreement. For all purposes of all Loan Documents this Agreement shall be included within the definition of the term “Loan Documents.”

(d)    If any petition in bankruptcy or other insolvency proceedings shall be filed by or against any Borrower Party, other than the Bankruptcy Proceeding, or any petition other than the Bankruptcy Proceeding shall be filed or other action taken to declare such Borrower Party a bankrupt or to appoint a trustee, receiver or liquidator of any such Borrower Party or any property of any such Borrower Party, or any proceeding or other action shall be commenced or taken by any governmental authority for the dissolution or liquidation of any such Borrower Party, and if such petition or action was not filed or taken by any such Borrower Party, and same shall not have been dismissed or stayed within ninety (90) days after the institution thereof, then such filing, action or proceeding shall constitute an “Event of Default” under this Agreement.

(e)    Any breach or default of any obligation or covenant of any Borrower Party under the Mortgage Extension Agreement or the Mezzanine B Extension Agreement, occurring on or after the Effective Date shall constitute an “Event of Default” under this Agreement.

17.   Releases and Indemnifications. As of the Effective Date, each of the Borrower Parties and its respective past, present and future employees, agents, attorneys, representatives, successors, assigns, and all persons or entities claiming by, through or under any of them (and their respective successors and assigns, collectively, the “Releasing Parties”) hereby:

(a)    acknowledge, agree and affirm that none of them possesses any claims, defenses, offsets, rights of recoupment or counterclaims of any kind or nature against or with respect to the enforcement or administration of the Loan or the Loan Documents (including any aspect of the origination, administration or enforcement thereof), or any knowledge of any facts or circumstances that might give rise to or be the basis of any such claims, defenses, offsets, rights of recoupment or counterclaims;

(b)    remise, release, acquit and forever discharge Lender, and its predecessors in interest, affiliates, subsidiaries, participants or assigns, and all of their respective past, present, and future shareholders, members, directors, managers, officers, employees, attorneys, advisers, consultants, servicers, representatives or agents (collectively, the “Lender Released Parties”) from any and all manner of debts, accounts, bonds, warranties, representations, covenants, promises, contracts, controversies, agreements, liabilities, obligations, expenses, damages, judgments, executions, actions, claims, demands and causes of action of any nature whatsoever, whether at law or in equity, whether known or unknown, that any of the Releasing Parties now have or may hereafter have by reason of any act, omission, matter, cause or thing, from the beginning of the world to and including the date this Agreement is executed and delivered by all Parties, including matters arising out of or relating to the Loan and the Loan Documents, including the origination, funding, servicing or administration thereof and any other agreement or transaction between any of the Releasing Parties and any of the Lender Released Parties concerning the Loan (all of the foregoing released claims are sometimes referred to as the “Released Claims”);

(c)    agree that it is the intention of each of the Releasing Parties that the foregoing release shall be effective with respect to all matters, past and present, known and unknown, suspected and unsuspected. Each of the Releasing Parties realizes and acknowledges that factual matters now unknown to it may have given or may hereafter give rise to losses, damages, liabilities, costs and expenses which are presently unknown, unanticipated and unsuspected, and each of the Releasing Parties further agrees that the waivers and releases in this Agreement have been negotiated and agreed upon in light of that realization and that each of the Releasing Parties nevertheless hereby intends to release, discharge and acquit the Lender Released Parties from any such unknown losses, damages, liabilities, costs and expenses;

(d)    agree, jointly and severally, to indemnify the Lender Released Parties for, hold the Lender Released Parties harmless from and against, and undertake the defense of the Lender Released Parties with respect to, all Released Claims that each of the Releasing Parties may assert with respect to any of the Released Claims, despite the existence of the releases granted by the Releasing Parties herein;

(e)    acknowledge that Lender is specifically relying upon each of the Releasing Parties’ acknowledgements and agreements in this Section in executing this Agreement, and that in the absence of such agreements Lender would be unwilling to agree to the modifications provided for in this Agreement; and

(f)    agree that all releases and discharges by each of the Releasing Parties in this Agreement shall have the same effect as if each released or discharged matter had been the subject of a legal proceeding, adjudicated to final judgment from which no appeal could be taken and therein dismissed with prejudice.

18.    Preference; Fraudulent Transfer; Indemnification. The extension of the term of the Loan and the other modifications contemplated herein are expressly conditioned upon Lender never having any portion of the Obligations, recovered, avoided, disgorged or set aside for any reason, including via a preference or fraudulent transfer claim or other similar statute or common law, including pursuant to any provision of the Bankruptcy Code and any such event will constitute an Event of Default. Any costs or expenses incurred by Lender in defending its rights under this Section or to enforce the terms of the Loan Documents shall automatically be added to the Obligations. In the event Lender is divested of only a portion of the Obligations, Lender shall be entitled to retain the remainder of the Obligations received by Lender and apply the retained sum to the Obligations in such amount, order and priority as determined by Lender, in its sole and absolute discretion, and in no event shall the application of a portion of the retained sum prejudice any rights or claims that Lender may have to recover the remaining Obligations from Borrower, Guarantor, or otherwise collect the balance of the Loan. If, after receipt of the Obligations or any other payment from Borrower, Guarantor or Additional Guarantor for any indebtedness or obligations owed by either Borrower or Guarantor, any Lender Released Party is compelled to surrender or otherwise surrenders such payment to any person or entity for any reason (including, without limitation, a determination that such payment is void or voidable as a preference or fraudulent conveyance, an impermissible setoff, or a diversion of trust funds), then Borrower, Guarantor and Additional Guarantor shall be jointly and severally liable for, and shall indemnify, defend and hold harmless each of the Lender Released Parties with respect to the full amount so surrendered and any other related claims, losses, liabilities, cross-claims, defenses, counterclaims, obligations, causes of action, suits, debts, liens, damages, judgments, demands, orders, penalties, settlements, costs and expenses (including legal fees incurred by any of the Lender Released Parties) of any kind or nature whatsoever resulting from or related to, whether directly or indirectly, any portion of the Obligations that any of the Lender Released Parties are or were required to disgorge, relinquish or return. The provisions of this Section 18 shall not be subject to any limitations to Guarantor’s or Additional Guarantor’s liability set forth in the Guaranty and shall survive the termination of this Agreement and the other Loan Documents and shall remain effective notwithstanding the payment of the Obligations, the cancellation of any Loan Document, the release of any lien, security interest or other encumbrance securing such Loan obligations or any other action which Lender may have taken in reliance upon the receipt of such payment.

19.    Additional Documents / Further Assurances. The Borrower Parties shall at any time, and from time to time, upon the written request of Lender, sign and deliver such further documents and do such further acts and things as Lender may reasonably request to effect the purposes of this Agreement.

20.    Time is of the Essence. Time is of the essence with respect to the Conditions and all agreements and obligations of the Borrower Parties contained herein.

21.    Entire Agreement; Written Modifications Only. This Agreement, the exhibits attached hereto, and the documents referred to, contemplated, or required herein, constitute the sole and entire agreement between the parties with respect to the subject matter hereof, and there are no other covenants, promises, agreements or understandings regarding the same. This Agreement, including the provisions of this Section, may not be modified except by written amendment to this Agreement signed by the Parties affected by the same, and the Parties hereby: a) expressly agree that it shall not be reasonable for any of them to rely on any alleged, non-written amendment to this Agreement; b) waive any and all right to enforce any alleged, non-written amendment to this Agreement; and c) expressly agree that it shall be beyond the scope of authority (apparent or otherwise) for any of their respective agents to agree to any non-written modification of this Agreement.

22.    No Third-Party Beneficiaries. This Agreement is solely for the benefit of the Parties and no persons other than the Parties and the Lender Released Parties shall be entitled to claim or receive any benefit by reason of this Agreement.

23.    Due Diligence Performed; Parties Fully Informed; No Right to Rely. Each of the Borrower Parties hereby warrants, represents and agrees that it has, by itself and with the assistance of counsel, performed any and all due diligence and investigation it deems necessary or desirable in connection with making a fully informed decision to enter into and sign this Agreement. Each of the Borrower Parties is relying on its own investigations and its own decision-making processes in determining to execute and deliver this Agreement, is not relying on the statements, representations or omissions of Lender in so doing, and fully understand the terms and provisions of this Agreement.

24.    Severability. If any one or more of the provisions of this Agreement are deemed unenforceable, the remainder of this Agreement shall, at the sole option of Lender, remain enforceable in accordance with its original terms to the fullest extent possible.

25.    Delay Not a Waiver. Neither the failure nor any delay on the part of Lender to exercise any right, power or privilege under this Agreement, any other Loan Document, or under any document executed in connection herewith shall operate as a waiver of such right, power or privilege and any single or partial exercise of any such right, power or privilege shall not preclude any other or further exercise thereof.

26.    Successors and Assigns. This Agreement shall be binding on and shall inure to the benefit of each Party’s respective successors and permitted assigns.

27.    Construction of Provisions. The following rules of construction are applicable for the purposes of this Agreement and all documents and instruments supplemental hereto unless the context clearly requires otherwise:

(a)    All references herein to numbered sections or to lettered exhibits are references to the sections hereof and the exhibits annexed hereto.

(b)    The terms “include,” “including,” and similar terms shall be construed as if followed by the phrase “without being limited to” or the phrase “without limitation,” as the context may require.

(c)    The term “Property” shall be construed as if followed by the phrase “or any part thereof.”

(d)    All references to indebtedness, obligations, monetary sums or the like that are owed to Lender under this Agreement or the other Loan Documents shall be construed as if followed by the phrase “or any part thereof.”

(e)    Words of masculine, feminine or neutral gender shall mean and include the correlative words of the other genders, and words importing the singular number shall mean and include the plural, and vice versa.

(f)    No inference in favor of or against any party hereto shall be drawn from the fact that such party has drafted any portion of this Agreement or any other Loan Document.

(g)    All references to the Loan shall be deemed to include all existing or future modifications, amendments, extensions, restatements, or replacements of the Loan made by mutual written agreement of the Parties.

(h)    The terms “person” and “party” shall mean any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, entity or government (whether federal, state, county, city, municipal or otherwise, including an instrumentality, division, agency, body or department thereof).

(i)    The term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or”.

28.    Counterparts. This Agreement may be executed in more than one counterpart, each of which shall be deemed an original and all of which together shall constitute one and the same document, binding upon all the Parties notwithstanding that all such Parties are not signatories to the same counterpart. This Agreement shall become effective when all Parties have executed a counterpart hereof. A signature of a party by facsimile or other electronic transmission shall be deemed to constitute an original and fully effective signature of such party.

29.    Costs and Expenses. Without limiting any other provision of this Agreement or any other Loan Document, Borrower shall: (i) on the Effective Date of this Agreement pay or reimburse Lender for all fees and expenses of Lender and its loan servicer (including without limitation, any and all costs and expenses, attorneys’ fees and disbursements, title and recording fees and servicing advances) incurred by Lender and its loan servicer in connection with the Loan or any request for an extension of the term of the Loan and any and all related documentation and opinions required regardless of whether Borrower obtains an extension of the term of the Loan, and (ii) after the Effective Date of this Agreement pay or reimburse Lender, within ten (10) days after written demand, all fees and costs and expenses of Lender and its loan servicers, attorneys, advisors and consultants in connection with this Agreement and the administration, servicing and enforcement of the Loan. All such costs and expenses under this Section 29, if not paid, shall be added to the Outstanding Principal Balance of the Loan. Additionally, if Lender incurs any reasonable actual out-of-pocket costs and expenses as a result of increased oversight over the Loan or the obligations under the Loan Documents or this Agreement, then such costs and expenses shall be properly invoiced to Borrower and, if not paid, shall be added to the Outstanding Principal Balance of the Loan.

30.    Waiver of Defenses Upon Default. If an Event of Default, other than the Existing Default and BK Default, exists under the Loan Documents and/or this Agreement, to include a default by any Borrower Party on any obligation or covenant set forth herein after notice thereof and the expiration of a reasonable cure period, Borrower Parties agree and covenant not to contest, object to, or otherwise challenge Lender’s foreclosure of the Collateral, in each case in bad faith, if Lender chooses, in its sole discretion, to seek the foreclosure and sale at auction of the Collateral. Borrower Parties hereby collectively waive and release any such objection.

31.    Jurisdiction and Venue. Section 10.4 of the Loan Agreement is hereby incorporated by reference.

32.    Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE BORROWER PARTIES HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY THE BORROWER PARTIES, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE BORROWER PARTIES.

33.    Notices. Notices between the Parties shall be deemed effective when provided electronically as follows or in accordance with Section 10.6 of the Mezzanine A Loan Agreement and shall also be provided as follows and shall be effective when so given:

To Lender:	Nonghyup Bank, as Trustee of Meritz Private Real Estate Fund 20
c/o Meritz Alternative Investment Management
17F Three IFC, 10, Gukjegeumyung-ro
Yeongdeungpo-gu, Seoul, 07326, Korea
Attention: Kyungmin Kim
Email address: kmkim@meritz.co.kr

Nonghyup Bank, as Trustee of Meritz Private Real Estate Fund 20
c/o Meritz Alternative Investment Management
17F Three IFC, 10, Gukjegeumyung-ro
Yeongdeungpo-gu, Seoul, 07326, Korea
Attention: Heeseok Jung
Email address: hsjung@meritz.co.kr

With a copy to:	K&L Gates LLP
599 Lexington Avenue
New York, NY 10022-6030
Attention: Henry Shin
Email address: henry.shin@klgates.com

To Borrower,
Leasehold Pledgor,
and Guarantor:	c/o Hospitality Investors Trust, Inc.
Park Avenue Tower
65 East 55th Street, Suite 801
New York, NY 10022Attention: General Counsel
Email address: phughes@hitreit.com

With a copy to:	Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, NY 10006
Attention: Michael Weinberger, Esq.
Email address: mweinberger@cgsh.com

To Additional Guarantors:	Brookfield Strategic Real Estate Partners II-A L.P.
Brookfield Strategic Real Estate Partners II-A (ER) L.P.
Brookfield Strategic Real Estate Partners II-B L.P.
Brookfield Strategic Real Estate Partners II-C L.P.
Brookfield Strategic Real Estate Partners II-C (ER) L.P.
Brookfield Strategic Real Estate Partners II BPY Borrower L.P.
c/o Brookfield Property Group
250 Vesey Street, 15th Floor
New York, New York 10281
Attention: Legal Department
E-mail: realestatenotices@brookfield.com

With a copy to:	Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, NY 10006
Attention: Steven L. Wilner, Esq.
Email: swilner@cgsh.com

[The remainder of this page is intentionally left blank.

Signatures appear on the following page(s).]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

LENDER:

NONGHYUP BANK, AS TRUSTEE OF MERITZ
PRIVATE REAL ESTATE FUND 20

By:	/s/ Kim Jung Min
Name:	Kim Jung Min
Title:	Manager

Signature Page

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

BORROWER:

HIT PORTFOLIO I MEZZ, LP
a Delaware limited partnership

By: HIT Portfolio I Mezz GP, LLC, a Delaware
limited liability company, its general partner

By: /s/ Jonathan P. Mehlman
Name: Jonathan P. Mehlman
Title: President and Chief Executive Officer

Signature Page

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

LEASEHOLD PLEDGOR:

HIT PORTFOLIO I TRS HOLDCO, LLC
a Delaware limited liability company

By:	/s/ Jonathan P. Mehlman
Name: Jonathan P. Mehlman
Title: President and Chief Executive Officer

HIT 2PK TRS MEZZ, LLC
a Delaware limited liability company

By:	/s/ Jonathan P. Mehlman
Name: Jonathan P. Mehlman
Title: President and Chief Executive Officer

Signature Page

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

GUARANTOR:

HOSPITALITY INVESTORS TRUST, INC.,
a Maryland corporation

By:	/s/ Jonathan P. Mehlman
Name: Jonathan P. Mehlman
Title: President and Chief Executive Officer

HOSPITALITY INVESTORS TRUST OPERATING
PARTNERSHIP, L.P., a Delaware limited partnership

By: HOSPITALITY INVESTORS TRUST, INC.,
a Maryland corporation, its general partner

By:	/s/ Jonathan P. Mehlman
Name: Jonathan P. Mehlman
Title: President and Chief Executive Officer

Signature Page

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

ADDITIONAL GUARANTOR:

BROOKFIELD STRATEGIC REAL ESTATE
PARTNERS II-A L.P., a Delaware limited partnership

By: Brookfield Strategic Real Estate Partners II GP L.P.,
its general partner

By: Brookfield Strategic Real Estate Partners II GP of
GP LLC, its general partner

By: /s/ Murray Goldfarb
Name: Murray Goldfarb
Title: Managing Partner

BROOKFIELD STRATEGIC REAL ESTATE
PARTNERS II-B L.P., a Delaware limited partnership

By: Brookfield Strategic Real Estate Partners II GP L.P.,
its general partner

By: Brookfield Strategic Real Estate Partners II GP of
GP LLC, its general partner

By: /s/ Murray Goldfarb
Name: Murray Goldfarb
Title: Managing Partner

BROOKFIELD STRATEGIC REAL ESTATE
PARTNERS II-C L.P., a Delaware limited partnership

By: Brookfield Strategic Real Estate Partners II GP L.P.,
its general partner

By: Brookfield Strategic Real Estate Partners II GP of
GP LLC, its general partner

By: /s/ Murray Goldfarb
Name: Murray Goldfarb
Title: Managing Partner

Signature Page

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

BROOKFIELD STRATEGIC REAL ESTATE
PARTNERS II-A (ER) L.P., a Delaware limited partnership

By: Brookfield Strategic Real Estate Partners II GP L.P.,
its general partner

By: Brookfield Strategic Real Estate Partners II GP of
GP LLC, its general partner

By: /s/ Murray Goldfarb
Name: Murray Goldfarb
Title: Managing Partner

BROOKFIELD STRATEGIC REAL ESTATE
PARTNERS II-C (ER) L.P., a Delaware limited
partnership

By: Brookfield Strategic Real Estate Partners II GP L.P.,
its general partner

By: Brookfield Strategic Real Estate Partners II GP of
GP LLC, its general partner

By: /s/ Murray Goldfarb
Name: Murray Goldfarb
Title: Managing Partner

BROOKFIELD STRATEGIC REAL ESTATE
PARTNERS II BPY BORROWER L.P., a Delaware
limited partnership

By: Brookfield Strategic Real Estate Partners II GP L.P.,
its general partner

By: Brookfield Strategic Real Estate Partners II GP of
GP LLC, its general partner

By: /s/ Murray Goldfarb
Name: Murray Goldfarb
Title: Managing Partner

Signature Page

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

DEFERRED CONSENT FEE GUARANTOR (solely
for the purposes of Section 2(c) of this Agreement):

BROOKFIELD STRATEGIC REAL ESTATE
PARTNERS II HOSPITALITY REIT II LLC, a
Delaware limited liability company

By: /s/ Murray Goldfarb
Name: Murray Goldfarb
Title: Managing Partner

Signature Page